QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.2

Certification
Pursuant To 18 U.S.C. Section 1350

I, J. David Darnell, Senior Vice President and Chief Financial Officer of INTAC International, Inc. (the "Company"), hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (the "Act") that to my knowledge on the date hereof:

  (a)
  The Annual Report on Form 10-K of the Company for the year ended December 31, 2004, filed on March 16, 2005 with the Securities and Exchange Commission, as amended by Amendment No. 1 on Form 10-K/A (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; provided, however, that the undersigned notes that the Commission has informed us that the information included in Item 9A herein does not fully comply with the requirements of Item 308 of Regulation S-K as required to be included in Item 9A.

  (b)
  Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 6, 2005

/s/ J. DAVID DARNELL J. David Darnell Senior Vice President and Chief Financial Officer

This certification is being furnished solely for purposes of Section 906 of the Act, and shall not be deemed filed by the Company for purposes of Section 18 of the Exchange Act of 1934, or otherwise subject to the liability of that section.

QuickLinks

  Exhibit 32.2
Certification Pursuant To 18 U.S.C. Section 1350